EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into this 14th day of January 2000 by and between LILLY INDUSTRIES, INC. (the "Company"), an Indiana corporation with its principal place of business in Indianapolis, Indiana, and DOUGLAS W. HUEMME ("Executive").

                                   Background

         Executive has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1991. The Company recognizes Executive's service, experience, and knowledge in the coatings industry generally and with the Company specifically, and desires to retain the future services of Executive to the date of his retirement, and Executive wishes to continue to be employed by the Company on the terms set out in this Agreement.

                                    Agreement

         In consideration of the mutual promises and covenants made herein, and intending to be legally bound, the parties agree as follows:

         1. Employment. The Company hereby agrees to continue the employment of Executive as Chairman of the Board of Directors and Chief Executive Officer of the Company and in such other capacity as the Company and Executive may mutually agree from time to time. As Chairman and Chief Executive Officer, Executive shall report directly to, and be subject to the direction of, the Board of Directors of the Company (the "Board"). Executive shall perform all management and executive duties incident to the offices of the Chairman and Chief Executive Officer, and such other duties as, from time to time, may be assigned to him by the Board. Executive, if so appointed or elected, shall serve as an officer of the Company or of any other company which is a subsidiary or affiliate of the Company ("Affiliate") or as a director of an Affiliate, and, if appointed or elected, shall serve in each of such other capacities without compensation in addition to the compensation and benefits provided in this Agreement.

         2. Employment Term. The employment of Executive under this Agreement shall commence on January 14, 2000 (the "Commencement Date") and shall continue until the close of business on January 14, 2002; provided, however, that commencing on January 14, 2001 and on each anniversary thereafter, the term of this Agreement shall automatically be extended for an additional one (1) year unless either the Board or Executive give written notice to the other at least one (1) year prior thereto that the term of the Agreement shall not be extended. Notwithstanding the foregoing, the employment of Executive hereunder shall be subject to resignation or termination in accordance with the provisions of
Section 6. As used in this Agreement, the term "Expiration Date" means January 14, 2002 or, if applicable, the annual anniversary thereafter on which the employment of Executive shall automatically terminate in accordance with the provisions of this Section 2, and the term "Employment Term" means the period beginning on the Commencement Date and ending on the earlier of the Expiration Date, "Termination Date," "Resignation Date," or other date Executive ceases to be employed by the Company in accordance with Section 6.

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         3. Compensation.  Executive shall receive a base salary of no less than
Five Hundred Thousand and No/100 Dollars ($500,000.00) per year beginning on the Commencement Date ("Annual Base Salary"). In addition, Executive shall receive a year-end bonus ("Bonus") paid in accordance with the Company's bonus plan for its corporate executive officers. The Annual Base Salary and Bonus of Executive shall be set annually by the Board.

         4. Other Benefits. In addition to the Annual Base Salary and Bonus, Executive shall be entitled to the following benefits during the Employment Term and to the extent specifically so provided for the period after the Employment Term regardless of the type of termination:

                  (a) Executive shall have the right to participate in the Company's group life, supplemental life, medical, dental, accidental death and dismemberment, long-term disability, and other insurance programs, sick pay program, flexible spending plan, tuition assistance plan, 401(k) savings and employee stock purchase plans, incentive and non- qualified stock option programs, pension plan, and any other employee benefit plan offered by the Company to its executive officers as a group, on the same terms as the other executive officers of the Company.

                  (b) The Company shall reimburse Executive for all reasonable travel and other business out-of-pocket expenses incurred by Executive in the performance of his duties hereunder. Such reimbursements shall be subject to the policies and procedures established by the Company.

                  (c) Executive shall be entitled to continued participation in the Company's Second Unfunded Supplemental Retirement Plan pursuant to the terms of said plan, as amended by letter dated December 22, 1993.

                  (d) Executive shall be entitled to continued participation in the Company's Executive Retirement Plan pursuant to the terms of said plan, as amended by letter dated June 14, 1996.

                  (e) Executive shall be entitled to continued participation in the Company's Replacement Plan pursuant to the terms of said plan.

                  (f) Executive shall be entitled to the continued protections and benefits of the Company's Change in Control Agreement, executed on September 26, 1997.

                  (g) Executive shall be entitled to continued participation in the Company's Split Dollar Insurance Agreement providing $2.0 million of death benefit. Notwithstanding the terms of said agreement, the Company shall pay the premiums as required under Section 4 thereof until the policy value is sufficient to be in paid-up status.

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                  (h)  Executive  shall be  reimbursed  for  fees  and  expenses incurred by him in connection with the preparation of his income taxes and the receipt of financial and estate planning advice; provided, however, the reimbursed amount shall be grossed up to cover any income taxes of Executive arising out of any reimbursement under this subsection.

                  (i) Executive shall receive an annual executive physical examination to be provided by the Company at no cost to Executive, as approved by the Board.

                  (j) The Company shall pay all club membership dues of Executive, as approved by the Board; provided, however, the reimbursed amount shall be grossed up to cover any income taxes of Executive arising out of any reimbursement under this subsection.

                  (k) Executive and his spouse shall be entitled to medical and dental benefits coverage upon retirement, substantially similar to existing coverage.

                  (l) Executive shall be entitled to five (5) weeks of paid vacation time per year. Such vacation time shall not cumulate year to year.

                  (m) If Executive retires or is subject to a Long-Term Disability, or if the employment of Executive terminates in the circumstances described in Section 7, the Company shall accelerate and make immediately exercisable, any and all unmatured options (whether or not such options are otherwise exercisable) which Executive then holds, to acquire securities from the Company; provided, however, that Executive shall have until the original expiration date to exercise any such outstanding options. If such acceleration causes any incentive stock option to be converted to a nonqualified stock option, Executive shall be grossed up for any income taxes to the extent of the tax savings to the Company as a result of such conversion. This section shall apply in all cases except if Executive is terminated for cause under Section 6(c).

         5. Employment Duties and Best Efforts. During the Employment Term, Executive shall work full-time for the Company and shall devote his full attention, knowledge, skills, energies and best efforts to the performance of his duties and responsibilities to the Company and its Affiliates and in his activities to further the businesses and interests of the Company and its Affiliates. The Board recognizes the benefit to the Company of Executive serving on other company and not-for- profit boards, so long as such services do not significantly interfere with the performance of his duties under this Agreement. Throughout the Employment Term, Executive shall not indirectly engage in any activity which would significantly interfere with the faithful performance of his duties under this Agreement.

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         6. Termination.  Executive's  employment may terminate,  in addition to its automatic termination at the Expiration Date under Section 2, as follows:

                  (a) Termination Upon Death. In the event of Executive's death, the Employment Term shall cease, and Executive's Beneficiary, as defined below, shall be entitled to receive: (i) his Annual Base Salary at the rate then in effect pursuant to Section 3 for a period of six
         (6) months following the date of death; (ii) a year-end Bonus (paid in accordance with the Company's bonus plan) prorated for the months during which Executive received his Annual Base Salary for that fiscal year in which his death occurs; and (iii) any medical, pension, death, disability, supplemental executive retirement plan ("SERP") and/or other benefits to which Executive is entitled under the terms of this Agreement or under the terms of any employee benefit plan of the Company in which he participates and which is in effect at the time of his death. All compensation hereunder shall be subject to withholding and other applicable tax laws. Executive's Beneficiary shall mean a revocable trust created by Executive during his lifetime and in existence at the date of his death, but only if Executive has given written notice to the Company of the existence of such trust by providing the name of the trust, the date created, and the name of the trustee, or in the absence of such notification, Executive's Beneficiary shall be his estate.

                  (b) Termination Upon Long-Term Disability. In the event of Executive's Long- Term Disability, the Employment Term shall cease, and Executive shall be entitled to receive: (i) his Annual Base Salary at the rate then in effect pursuant to Section 3 for a period of six (6) months following the date the Long-Term Disability first occurs; (ii) a year- end Bonus (paid in accordance with the Company's bonus plan) prorated for the months during which Executive received his Annual Base Salary for that fiscal year in which the Long-Term Disability occurs; and (iii) any medical, pension, death, disability, SERP and/or other benefits to which Executive is entitled under the terms of this Agreement or under the terms of any employee benefit plan of the Company in which he participates and which is in effect at the time his Long-Term Disability occurs. Following the expiration of six (6) months, Executive shall be entitled to benefits under the Company's long-term disability insurance program, pursuant to the terms thereunder. For purposes of this Agreement, "Long- Term Disability" shall mean a physical or mental disability which renders Executive incapable of performing his duties under this Agreement or comparable duties for another employer and which disability is reasonably expected to continue for a period of at least six (6) months or more, as determined in good faith by the Board based on reasonable medical evidence, including the opinion of an independent physician mutually agreed to by Executive and the Company (which agreement shall not be unreasonably withheld). All compensation hereunder shall be subject to withholding and other applicable tax laws.

                  (c) Termination for Cause. In the event Executive:

                           (i) commits any dishonest,  fraudulent,  or felonious
                  act which act has a material adverse effect on the Company;

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                           (ii)  commits  any  gross  dereliction  of  duties or
                  willful malfeasance in the discharge of his duties to the Company or any of its Affiliates having a material adverse effect on the Company;

                           (iii) discloses or uses  confidential  information as
                  set forth in Section 11 to a party unrelated to the Company or an Affiliate, other than in the normal and ordinary performance of service for the Company or Affiliate which has a material adverse effect on the Company; or

                           (iv) engages in  competition  as set forth in Section
                  12 with the Company or an Affiliate which has a material adverse effect on the Company;

         then the Employment Term shall terminate automatically upon action by the Board. Such termination shall be treated as a termination for "Cause" and the "Termination Date" shall be the actual date Executive terminates employment with the Company, notwithstanding any resignation under Section 6(e). If, prior to the Expiration Date, the Board terminates Executive's employment for Cause, Executive shall be entitled to payment of that portion of the Annual Base Salary under
         Section 3 that Executive earned through and including the Termination Date at the rate of the Annual Base Salary in effect at that time; provided, however, that Executive shall not be eligible for any Bonus under Section 3 with respect to any periods before or after said Termination Date. In no event shall Executive be eligible to receive any portion of his Annual Base Salary or any other compensation or benefits under this Agreement with respect to any future periods beginning on or after the Termination Date, including, but not limited to, any Bonus under Section 3, except any vested retirement or medical benefits under any employee benefit plan.

                  (d) Termination for Good Reason. Executive shall have the right to terminate his employment with the Company for "Good Reason" by providing written notice of the termination to the Company ("Termination Notice"). The effective date of Executive's termination shall be that specified in the Termination Notice, or the actual date Executive terminates employment with the Company, whichever occurs earlier (the "Termination Date"). For purposes of this Agreement, "Good Reason" shall mean:

                           (i) Any change in Executive's  title,  authority,  or
                  responsibilities which, in Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities under this Agreement;

                           (ii) The  assignment  to  Executive  of any duties or
                  work responsibilities which, in Executive's reasonable judgment, are inconsistent with his status, title, position or work responsibilities under this Agreement;

                           (iii) A reduction by the Company in Executive's Annual Base Salary;

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                           (iv) The relocation of the Company's principal office
                  or the reassignment of Executive to a location more than forty
                  (40) miles from the location at which Executive performed his duties at the Commencement Date of this Agreement (except for required travel on the Company's business to an extent substantially consistent with his business travel obligations immediately prior to the relocation);

                           (v) The  failure by the Company to continue in effect
                  any Bonus or other compensation plan in which Executive participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Executive's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder;

                           (vi) The failure by the Company to continue in effect
                  in substantially equivalent form any employee benefit plan (including any medical, hospitalization, life insurance or disability benefit plan in which Executive participates), or any material fringe benefit or perquisite enjoyed by Executive, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan;

                           (vii) Any material breach by the Company of any provision of this Agreement;

                           (viii) The failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement;

                           (ix)  A  family   emergency  of  Executive  which  is
                  approved   by  the  Board,   which   approval   shall  not  be
                  unreasonably withheld; or

                           (x)  Executive's   terminal  illness,   if  Executive
                  provides the Board satisfactory evidence of such illness from his medical doctor(s).

         If, prior to the Expiration Date, Executive terminates his employment with the Company for Good Reason, Executive shall be entitled to payment of that portion of the Annual Base Salary under Section 3 that Executive earned through and including the Termination Date, at the rate of the Annual Base Salary in effect at that time. In addition, Executive shall be entitled to the separation benefits under Section 7.

                           (e) Termination With Notice. Executive may resign from his employment with the Company pursuant to this Agreement at any time by providing written notice to the Board of his resignation at least twelve (12) months prior to the effective date of the

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         resignation  (the   "Resignation   Notice").   The  effective  date  of
         Executive's resignation shall be that specified in the Resignation Notice, or the actual date Executive terminates employment with the Company as the result of a resignation, whichever occurs earlier (the "Resignation Date"). If, prior to the Expiration Date, Executive resigns his employment, Executive shall be entitled to payment of that portion of the Annual Base Salary and prorated Bonus under Section 3 that Executive earned through and including the Resignation Date, at the rate of the Annual Base Salary in effect at that time. Executive shall not be eligible to receive any portion of the Annual Base Salary
         with  respect  to  any  future  periods   beginning  on  or  after  the
         Resignation  Date,  including,  but not  limited  to,  any Bonus  under
         Section 3 which was not due and payable in accordance with the provisions thereof prior to the Resignation Date. Executive shall be entitled, however, to any medical, pension, death, disability, SERP and/or other benefits to which he is entitled under this Agreement or under the terms of any employee benefit plan of the Company in which he participates and which is in effect at the time of his Resignation Date.

                  (f) Termination Without Cause. The Board may, in its sole discretion, terminate Executive's employment with the Company pursuant to this Agreement at any time without Cause, by providing written notice to Executive at least thirty (30) days prior to the "Termination Date". The term "Termination Date" shall mean the actual date Executive terminates employment with the Company as a result of action taken by the Board, and not as a result of Executive's resignation as provided in Section 6(e). If, prior to the Expiration Date, the Board terminates Executive's employment without Cause, Executive shall be entitled to payment of that portion of the Annual Base Salary under Section 3 that Executive earned through and including the Termination Date, at the rate of the Annual Base Salary in effect at that time. In addition, Executive shall be entitled to the separation benefits under Section 7.

         7. Separation Protections. Executive shall be entitled to separation pay as provided in this Section 7, if the Company terminates Executive's employment without Cause or if Executive terminates his employment for Good Reason. In the event of such termination, the Company shall pay or provide
Executive:

                  (a) Executive's Annual Base Salary at the rate in effect as of his Termination Date, payable through the Expiration Date as if Executive had continued in his employment;

                  (b) An amount equal to all Bonus payments to which Executive would have been entitled had he continued in his employment through the Expiration Date;

                  (c) During the period Executive's Annual Base Salary is continued under this Section 7, Executive shall be entitled to continue his (and his spouse's) coverage under the Company's group medical, dental, accident, life and disability benefit insurance plans in which Executive was entitled to participate immediately prior to his Termination Date. In the event Executive's participation in any such plan, program or arrangement is not legally

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         possible under any such plan, or any such plan,  program or arrangement is discontinued or the benefits thereunder are materially reduced, the Company shall arrange to provide Executive with benefits substantially similar to those which Executive would have otherwise been entitled to receive under such plans, programs and arrangements prior thereto at the Company's cost;

                  (d) As provided under Section 4(m), the Company shall accelerate and make immediately exercisable any and all unmatured options (whether or not such options are otherwise exercisable) which Executive then holds to acquire securities from the Company; provided, however, that Executive shall have until the original expiration date to exercise any such outstanding options.

Any separation payments made under this Section 7 shall be offset by any severance amounts payable under the September 26, 1997 Change in Control Agreement, exclusive of any excise taxes and/or gross-up payments. The separation payments under this Section 7 shall be subject to all applicable federal and state income and other withholding taxes.

         8. Relocation Expenses. At the Expiration Date or upon Executive's resignation or termination of employment under Section 6, the Company shall pay or reimburse Executive for all reasonable costs incurred by Executive in relocating to a location within the continental United States (but outside of Hamilton County and the counties contiguous to it) within five (5) years from the date of Executive's resignation or termination, including all reasonable costs of moving, selling Executive's residence and purchasing a new residence, and with full reimbursement of income taxes, but not including any guarantee of the market value of Executive's residence; provided, however, that any of such costs which are also paid or reimbursed by any third party shall not be paid or reimbursed by the Company and Executive shall return any monies already paid or reimbursed by the Company in such event.

         9. Fees and Expenses. The Company shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by Executive as a result of (a) Executive's termination of employment for Good Reason (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment whether or not such contest or dispute is resolved in Executive's favor), (b) the Company's termination of Executive's employment without Cause, or (c) Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which Executive is or may be entitled to receive benefits, unless the Company shall ultimately prevail in establishing termination of Executive's employment for Cause. In addition, the Company shall gross up any payments under this Section 9 to cover any income taxes of Executive arising out of any reimbursement under this Section 9.

         10. Inventions. Executive agrees that all processes, discoveries, formulas, improvements, technologies, designs and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him,

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or by him jointly with others,  during the  Employment  Term shall belong to the
Company or its Affiliates. Executive shall further:

                  (a)      promptly disclose such Inventions to the Company;

                  (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions, whether patentable or unpatentable, including all substitute, continuation-in-part and reissue applications, patents of addition, and confirmation relative thereto, for the United States of America and foreign countries;

                  (c)      sign all papers necessary to carry out the foregoing;
                           and

                  (d)      give testimony in support of his inventorship.

Furthermore, if any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by Executive within one (1) year after the termination of his Employment Term by the Company, it is to be presumed that the Invention was conceived or made during the Employment Term. Executive agrees that he will not assert any rights to any Invention as having been made or acquired by him prior to June 4, 1990, his original date of employment by the Company, except for Inventions, if any, disclosed to the Company in writing prior to said date.

         11. Confidentiality Covenant. Executive agrees that while he is employed by the Company and at all times thereafter he shall not, directly or indirectly, disclose or use to the detriment of the Company or any of its Affiliates or for the benefit of any other person or firm any confidential information or trade secrets of the Company or any of its Affiliates which are not readily available in the public domain (including, but not limited to, the identity and particular needs of any customer of the Company or any of its Affiliates, the methods and techniques of any of the businesses of the Company or any of its Affiliates, the marketing and business plans and objectives of the Company or any of its Affiliates, and the formula of any product of the Company or any of its Affiliates). Furthermore, Executive shall promptly deliver to the Company upon termination of his employment, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, formulas, and other documents (and all copies thereof, excluding Executive's personal calendar and telephone directory) relating to the businesses of the Company or any of its Affiliates and all property associated therewith, which he may then possess or have under his control. This Agreement supplements and does not supersede Executive's obligations under a statute or the common law to protect the Company's trade secrets and confidential information.

         12. Covenant Not to Compete. The restrictions of this Section 12 shall apply during the Employment Term and for the two (2) year period following the end of the Employment Term. If Executive breaches any provision of this Agreement, the period during which the restrictions of this Agreement apply shall be extended for an additional period equal to the period of the breach plus an additional three (3) months. While the restrictions of this Section 12 apply, Executive is

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prohibited from engaging in any direct or indirect  competition with the Company or an Affiliate, including, but not limited to:

                  (a) Directly or indirectly accepting employment with, consulting with, or assisting any activity or business that is the same as, substantially similar to, or competitive with that of the Company or an Affiliate, including a business that is involved with the sale, design, development, manufacture, or production of products competitive with those sold (or anticipated to be sold) by the Company or an
         Affiliate. This prohibition shall apply to any employment with, involvement in, or control of another business, whether as an employee, owner, manager, sole proprietor, joint venturer, partner, shareholder, independent contractor, consultant, officer, director, or in any other capacity. This prohibition shall not prevent the ownership of stock of less than five percent (5%) of the outstanding shares of any publicly-held competitor of the Company or Affiliate, provided that (i) the investment is passive, (ii) Executive has no other involvement with the corporation, and (iii) Executive makes full disclosure to the Company of the stock ownership at the time Executive acquires it.

                  (b) Soliciting, contacting, or servicing any current customer or client of the Company or Affiliate, or any person who has been a customer or client of the Company or Affiliate at any time during the previous three (3) years, or any potential customer or client of the Company or Affiliate whom Executive has solicited on behalf of the Company or Affiliate in the previous year.

                  (c) Directly or indirectly seeking to influence, facilitate, or encourage any employee of the Company or Affiliate to leave its employment.

         The restrictions outlined above shall be applicable and enforceable only in the geographical area served by the Company or an Affiliate during the two (2) years prior to Executive's termination of employment with the Company. Executive agrees to inform any prospective competing employer about the existence of this Section 12 before accepting new employment and shall not agree, as a term of any new employment, that the new employer will defend Executive or pay his attorneys' fees in the event of a lawsuit brought by the Company to enforce the terms of this Section 12.

         13. Remedies for Breach. Executive acknowledges that breach of the covenants contained in Sections 10, 11, and 12 would cause the Company immediate and irreparable harm and that the legal remedies for breach of the covenants contained in Sections 10, 11 and 12 are inadequate, and therefore agrees that, in addition to any or all other remedies available to the Company and its Affiliates, in the event of a breach or a threatened breach of any covenant contained in Section 10, 11 or 12, the Company or any of its Affiliates may:

                  (a) Obtain immediate injunctive relief in the form of a temporary restraining order without notice, preliminary injunction, and/or permanent injunction against

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



         Executive to enforce the terms of this Agreement, and the Company shall not be required to post any bond or other security to obtain such injunctive relief from the courts; and

                  (b) Recover from Executive an amount equal to (i) all sums paid by the Company or any of its Affiliates to him after commencement of the breach plus (ii) all costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its Affiliates in enforcement of the covenant plus (iii) all revenues derived from the actions in breach of the covenants which are received by Executive or by any person or firm on whose behalf Executive breached or threatened to breach the covenants in Section 10, 11 or 12.

         14. Notice. Any notice required to be given by the Company hereunder to Executive shall be in proper form if signed by the Secretary of the Company or other person designated by the Board. Until one party shall advise the other in writing to the contrary, notices shall be deemed delivered

                  (a) To the Company if delivered to the Secretary of the Company, or, if mailed, by certified or registered mail, postage prepaid, to:

                                    Lilly Industries, Inc.
                                    200 West 103rd Street

                                    Indianapolis, Indiana 46290
                                    Attn:   Chair of Compensation Committee/
                                              Board of Directors

                  (b) To Executive if delivered to Executive in person or if mailed, by certified or registered mail, postage prepaid, to the address as designated by Executive on his most recent personnel form containing such information.

         15. Liability Insurance Coverage and Indemnification. Nothing in this Agreement shall deprive Executive, either during or subsequent to the termination of his employment pursuant to this Agreement, of the benefits of the Company's existing or hereafter obtained liability insurance coverage, subject to the terms and conditions of such coverage, nor of any right to indemnification agreement between the Company and Executive, subject to the limitations on indemnification set forth therein.

         16. Consulting. Upon expiration of the Employment Term (including extensions), Executive agrees to provide consulting services to the Company, as an independent contractor and as requested by the Company, for a period of thirty-six (36) months after such expiration. In consideration for Executive's consulting services, Company shall pay to Executive One Hundred Thousand and No/100 Dollars ($100,000.00) for each of the three (3) twelve (12) month periods in such thirty-six (36) month period. Each payment shall be made on the first day of each twelve (12) month period. This Section 16 shall apply in all cases except if Executive is terminated for Cause under Section 6(c), in the case of death of Executive, or if Executive is subject to a Long-Term Disability.

         17.      Non-assignability, Binding Agreement.

                  (a) By Executive. Executive shall not assign or delegate this Agreement or any right, duty, obligation, or interest under this Agreement without the Company's prior written consent; provided, however, that nothing shall preclude Executive from designating beneficiaries to receive benefits payable under this Agreement upon his death, and nothing shall preclude Executive's executors, administrators, or their legal representatives, from assigning any rights under this Agreement to any person.

                  (b) By the Company. The Company shall assign, delegate, or transfer this Agreement and all of its rights and obligations under this Agreement to any of its Affiliates or subsidiaries or to any business entity that, by merger, consolidation, or otherwise, acquires all or substantially all of the assets of the Company or to which the Company transfers all or substantially all of its assets.

                  (c) Binding Effect. Except as limited under Sections 17(a) and
         (b), this Agreement shall be binding upon and inure to the benefit of the parties, any successors to or assigns of the Company, Executive's heirs, and the personal representatives or executor of Executive's estate.

         18. Severability. If a court of competent jurisdiction makes a final determination that any term or provision of this Agreement is invalid or unenforceable, and all rights to appeal the determination have been exhausted or the period of time during which any appeal of the determination may be perfected has been exhausted, the remaining terms and provisions shall be unimpaired and the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that most closely approximates the intention of the parties with respect to the invalid or unenforceable term or provision, as evidenced by the remaining valid and enforceable terms and conditions of this Agreement.

         19. Amend. No provision of this Agreement may be modified, amended, waived, or discharged in any manner except by an instrument in writing signed by Executive and on behalf of the Company by such officer as may be specifically designated by the Board. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

         20. Waiver. The waiver by any party of compliance by any other party with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement (whether or not similar), or a continuing waiver or a waiver of any subsequent breach by a party of a provision of this Agreement. Performance by any party of any act not required of it under the terms and conditions of this Agreement shall not constitute a waiver of the limitations on its obligations under this Agreement, and no performance shall estop that party from asserting those limitations as to any further or future performance of its obligations.

         21. Applicable Law and Forum. This Agreement has been entered into in the State of Indiana and shall be governed by and construed in accordance with the laws of the State of Indiana. Except as specifically provided elsewhere in this Agreement, the parties agree that any action in law or equity brought by any party arising from or in connection with this Agreement or arising from or in connection with the performance by either party of its obligations hereunder shall be brought only in the United States District Court for the Southern District of Indiana, Indianapolis Division or the Circuit Court of Marion County, Indiana, and the parties hereto consent to the jurisdiction of such forums.

         22. Prior Employment Agreements. This Agreement is a complete and total integration of the understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous negotiations, commitments, agreements, writings and discussions with respect to the subject matter of this Agreement, except those agreements which are specifically identified herein. Any and all such prior negotiations, commitments, agreements, writings and discussions shall have no force or effect, except those agreements which are specifically identified herein.

         23. Heading. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

         24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one counterpart, signed by the party against which enforcement is sought, needs to be produced to evidence the existence of this Agreement.

         EXECUTED as of the date first written above.

EXECUTIVE                               LILLY INDUSTRIES, INC.



-----------------------------           By:
                                            ------------------------------------
Douglas W. Huemme                           James M. Cornelius, Compensation
                                            Committee Chairman, Board of
                                            Directors



                                        By:
                                            ------------------------------------
                                            John C. Elbin, Vice President and
                                            Chief Financial Officer


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